UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 10, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2025, Sentinum, Inc. (“Sentinum”), a wholly owned subsidiary of Hyperscale Data, Inc. (the “Company”), entered into a Hosting Services Agreement (the “Agreement”) with a data center hosting company (the “Service Provider”). Under the Agreement, the Service Provider will provide Sentinum with operations and asset management services and access to approximately 20 megawatts of energy capacity and other critical infrastructure to be used for Sentinum’s Bitcoin mining operations. The Agreement has an initial term of one year with automatic one-year renewals unless either Sentinum or the Service Provider elects to terminate the Agreement 90 days prior to the end of the current term. Sentinum anticipates deploying approximately 6,800 S19j miners (the “Miners”) at the Service Provider’s data center.

Sentinum will pay the Service Provider a non-refundable fee of $10 per Miner for the setup, installation and configuration of the Miners (the “Initial Setup Fee”) as well as an initial deposit of $800,000 (the “Initial Deposit” and together with the Initial Setup Fee, the “Initial Fees”). The Initial Fees shall be paid out of Bitcoin rewards and Bitcoin transaction fee awards (the “Earned BTC”) that would otherwise be due to Customer until such time as 100% of the Initial Fees have been paid. Thereafter, Sentinum is entitled to 70% of the Earned BTC and the Service Provider is entitled to 30%. The Agreement provides that, during periods of high demand on the utility grid, the Service Provider has the option to curtail the electrical load to the facility and redirect the electrical load to the utility grid. Upon any curtailment, the net profits from such energy sales shall be equally split between Sentinum and the Service Provider.

The foregoing description of the terms of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Termination Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 10, 2025, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Form of Hosting Services Agreement.

99.1	Press Release issued on June 10, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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* Certain schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: June 10, 2025	/s/ Henry Nisser
Henry Nisser President and General Counsel